EX. -99.906 CERT(i)

CERTIFICATIONS

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of IndexIQ ETF Trust (the Registrant), do hereby certify, to such officer's knowledge, that:

(1)	the Form N-CSR of the Registrant for the period ended April 30, 2009 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of the 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: June 26, 2009

/s/ Adam S. Patti

Name: Adam S. Patti

Title: Principal Executive Officer

Dated: June 26, 2009

/s/ David L. Fogel

Name: David L. Fogel

Title: Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.